AMENDED & RESTATED CUSTODIAL SERVICES AGREEMENT



                                                              October 19, 1981



The Chase Manhattan Bank, N.A.
1211 Avenue of the Americas
New York, New York  10036

Gentlemen:

                  You are hereby authorized and requested to open one or more custodial accounts in the name of College Retirement Equities Fund ("CREF") or in your name or the name of your agent banks, on behalf of CREF. This Agreement defines the nature and scope of the services to be provided and your responsibility in connection with these custodial accounts.

                  It is hereby agreed that all securities or other property now or hereinafter held by you hereunder are held for the custodial account of CREF and are to be maintained and disposed of by you only for us in accordance with the terms and conditions set forth in this Agreement. As used herein, unless specifically instructed in writing to the contrary, the phrase "held by you hereunder" shall also include (1) your authority to deposit all or any part of such property in a centralized depository, and (2) the deposit of securities or other property in a custody account maintained for you on CREF's behalf with any bank or trust company, or other entity.

                  For purposes of this Agreement, a depository shall mean the system for the central handling of securities of any particular class or series of any issuer deposited therein which may be treated as part of a fungible bulk and may be transferred by bookkeeping entry without physical delivery of such securities.

                  1.       SAFEKEEPING

                  You will be solely responsible for the safekeeping, handling, servicing and disposition of all securities or other property of CREF held by you hereunder including, without limitation, any and all of CREF's funds (including cash and monies whether in United States or foreign denominated currencies, hereinafter termed the "Funds") deposited by CREF with you in accounts in CREF's name, your name or that of your nominees or agents located at your head office, offices of your branch or agent banks, or the offices of any other entities located within or without the continental United States.

                  With the exception of liability for "losses from causes beyond your control" (defined herein) and expressly subject to the provisions of the next succeeding paragraph, you agree to be liable and to indemnify and hold CREF harmless for any and all liability of or loss or damage to CREF with respect to any such securities, Funds and other property, whether or not such liability, loss or damage results from any negligence, error, misfeasance, or misconduct on the part of you, any of your employees, your agents, branches, affiliates, correspondents, depositories or other entities selected by you to have custody or responsibility, on CREF's behalf, for any of CREF's property in accordance with this Agreement. The term "losses from causes beyond your control" shall be defined for purposes of this Section 1 to include only losses or damages resulting from war, confiscation or seizure of foreign owned assets, restrictions on the transmittal or transfer of currencies or other assets owned by non-nationals out of the respective country as a result of express foreign governmental regulations with respect thereto, insurrection, military, naval or usurped power, hurricane, cyclone, tornado, earthquake, volcanic eruption or similar disturbance of nature, or nuclear fission, fusion or radioactivity (except from industrial uses of nuclear energy).

                  Notwithstanding the foregoing, you further agree that you will at all times (i) give the securities or other property held by you hereunder the same care you give your own property of a similar nature and (ii), with respect to the maintenance of the indicia of ownership of such securities or other property, comply with and remain subject to Section 404(b) (or any successor section or sections thereto) of the Employee Retirement Income Security Act of 1974, and all applicable provisions of the regulations thereunder, as may be amended from time to time.

                  It is understood and agreed that you are not under any duty to supervise the investment of, or to advise or make any recommendation to CREF with respect to the purchase or sale of any securities.

                  In connection with your responsibilities hereunder, you have advised us that you currently have in force, for your own protection, Bankers Blanket Bond Insurance and you will continue to maintain such insurance in substantially the same form and amount. We understand that such insurance would be available to cover certain losses with respect to securities held by you hereunder. You agree to give us written notice of any reduction in the amount, or material change in the form of such insurance.

                  Promptly upon receiving a request therefor from CREF (and in any event no later than two (2) days in the case of Funds, and ten (10) days in the case of all other properties, after such request has been received by you), you agree to return, refund and repay in full, all Funds or other property of CREF held by you, your agents or any other entity pursuant to the terms of this Agreement, free of liens, security interests, rights, charges or claims of any kind, including, without limitation, any rights of offset, setoff or discharge relating to any such properties.

                  2.       SERVICING

                  A. WITHDRAWAL & DEPOSIT OF FUNDS. All Funds held by you hereunder shall be subject to withdrawal and deposit by you from time to time on behalf of CREF for the purpose of consummating the purchases of sales, as the case may be, of designated securities, solely upon your receipt of express directions from duly authorized officers of CREF in accordance with the provisions of Section 6 hereof. Such directions shall include, but shall not be limited to: (1) the execution and delivery of foreign currency contracts on behalf of CREF, (2) the debiting or crediting of currency accounts (United States or foreign) of CREF held by you, your agents or any other entities pursuant to this Agreement as of settlement date of such other date as specified in such instructions, and (3) the prompt return to CREF of any or all Funds or property held by you hereunder.

                  B. ACQUISITIONS AND DISPOSITIONS OF SECURITIES. From time to time CREF will instruct you to receive or deliver securities on its behalf through properly authorized instructions as set forth in Section 6 herein. In accordance with this Agreement, notwithstanding such instructions that relate to settlement date entries, you agree that you will:

                  (a) receive such securities against payment or exchange, as directed in any authorized instruction and debit Funds held by you on our behalf only against satisfactory delivery of securities;

                  (b) assign, sell, tender, exchange or otherwise dispose of such securities, only upon receipt of payment or exchange, or your guarantee of payment or exchange, as directed by a properly authorized instruction, and credit our checking account accordingly. Actual delivery of securities is to be made by you on the contractual settlement date only upon express instructions to such effect, PROVIDED that:

                  (1)  the securities are on deposit in our account,
                  (2) our delivery instructions are received by you in timely fashion, and
                  (3) payment therefor or securities in exchange have been received by you or your agents;

                  (c) promptly furnish us with advices or notices of any receives or delivers of securities, and identify by book entry or otherwise as a quantity of securities which constitute or are part of a fungible bulk of securities either registered in the name of your nominee or your agent's nominee as shown on your account on the books of a depository;

                  (d) withdraw and deliver securities free of payment as directed in any such written instructions as set forth in
                  Section 6 herein, provided, however, that under no circumstances are any securities to be withdrawn and delivered by you to any individual; such delivery is to be made only to another custodial account exclusively in the name of College Retirement Equities Fund; and

                  (e)   exchange   securities   where  the  exchange  is  purely
                  ministerial.

                  C. INCOME AND PRINCIPAL. Income on securities and Funds held by you hereunder will be credited automatically to our checking account upon notification that such income has become due and payable. Principal received in connection with securities which mature or are redeemed shall be credited to our checking account on the date such principal is received.

                  Unless instructed otherwise, collections of income in foreign currency are to be converted into United States dollars and in effecting such conversion you may use such methods or agencies as you may see fit including your own facilities at prevailing rates. All risk and expense incident to such collection and conversion is for the account of the undersigned, and you shall have no responsibility for fluctuations in exchange rates affecting such conversion.

                  You shall also acquire and hold hereunder all stock dividends, rights and similar securities issued with respect to any securities held by you hereunder. With respect to any dividend reinvestment plan in which CREF participates, and as to which you have been so notified, you agree to acquire and hold hereunder the appropriate number of shares issuable under such plan in lieu of the cash dividend. With respect to stock dividends, you are hereby authorized to sell any fractional interest and to credit our checking account with the proceeds thereof.

                  D. REGISTRATION. Securities which are eligible for deposit in centralized depositories may be maintained in your account with them or your agent's nominee. Subject to the aforesaid provision, you will register all securities (except such as are in bearer form) in the name of your nominee or your agent's nominee, unless alternate registration instructions are furnished by us. You will retain and have available at all times for inspection by regulatory authorities evidence that your nominee is registered as required by the laws and regulations of the United States and the State of New York, as appropriate.

                  3.       VOTING AND OTHER ACTION

                  No person may vote (other than pursuant to written instruction) any securities held by you hereunder. You will promptly transmit to us, or direct to be transmitted to us, all notices, proxies and proxy soliciting materials with respect to securities held by you hereunder, which proxies will be executed by the registered holder thereof if registered otherwise than in the name of CREF, but without indicating the manner which such proxies are to be voted.

                  You will promptly transmit to us all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith) received by you from the issuers of securities held by you hereunder. With respect to tender or exchange offers, you will promptly transmit to us all written information received by you from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer.

                  4.       RECORDS, AFFIDAVITS AND REPORTS

                  With respect to the securities and other property held by you hereunder, you agree:

                  A. To maintain records sufficient to verify information we are required to report in Schedule D of the Annual Statement Blank of the Insurance Department of the State of New York as amended from time to time, which records will consist of a list of such securities showing a complete description of each issue, including the number of shares and par value of securities so held at the end of such month and such other information as may be required by such report or any other report required by the Insurance Department of the State of New York;

                  B. To maintain records in New York regarding transactions and related activities described in "Servicing" Section 2 sufficient to verify the accuracy of regular monthly reports and income received on such securities and other property;

                  C. To maintain records sufficient to verify information relating to Funds held by you, including but not limited to (1) the purchase of foreign currency contracts, (2) the maintenance of foreign currency accounts on behalf of CREF in the possession and custody of you, your agent banks or other entities located outside the United States, and (3) any reports submitted to CREF relating to its Funds;

                  D. To furnish us with the appropriate affidavit(s) in the form of Exhibit A, attached hereto or in such other form as may be submitted to you by us from time to time which is acceptable to the Insurance Department of the State of New York or any other state of federal governmental agency having jurisdiction over CREF, in order for the securities and other property referred to in such affidavit(s) to be recognized as admitted assets of CREF and in order for CREF to comply with any other requirements of such Department or agencies;

                  E. To furnish us with any report obtained by you on a depository's system of internal accounting control; and to furnish us with such reports on your system of internal accounting control as we may reasonably require;

                  F. To furnish us with all such other reports and information as shall be reasonably requested by us relating to all property held by you on our behalf pursuant to the terms of this Agreement; and

                  G. To furnish all such information, reports and affidavits pursuant to this Section 4 within a reasonable time after request therefor.

                  5.       ACCESS

                  During the course of your regular banking hours, any duly authorized officer, employee or agent of CREF, any independent accountants selected by CREF, and any member of the Insurance Department of the State of New York or governmental agencies having jurisdiction over CREF, shall be entitled to examine, on your premises, securities and records of all Funds and property held by you, your agents, or other entities hereunder and your books and records pertaining to your actions under this Agreement, but only upon furnishing you with written notice of such examination signed by a duly authorized officer of CREF. Your books and records used in connection with our indirect participation in a depository or other entities, to the extent that they relate to depository, custodial or other services rendered to us by you, pursuant to this Agreement, shall at all times during your regular business hours be open to inspection by duly authorized employees or agents of CREF or governmental agencies having jurisdiction over CREF, but only upon furnishing you with written notice to that effect as specified in the preceding sentence.

                  Upon receiving a request from CREF, you agree that you will use your best efforts to enable any of the aforementioned officers, accountants, employees, agents and members of CREF, the Insurance Department of the State of New York or other governmental agencies having jurisdiction over CREF, to inspect and examine securities and other property of CREF and books and records of such property not located on your premises, which property and records are held on CREF's behalf by your agents or other entities pursuant to this Agreement.

                  6.       AUTHORIZATION

                  A. Except as otherwise provided in this Agreement, written instructions by CREF hereunder shall be signed by any two of its Authorized Officers specified in a separate list for this purpose which will be furnished to you from time to time signed by the treasurer or any assistant treasurer and by the secretary or an assistant secretary as certified under the corporate seal of CREF.

                  B. Instructions for the withdrawal of CREF owned securities "free of payment" shall be acted upon by you only if received in writing manually signed by any two of such Authorized Officers with the title chairman, president, executive vice president, or treasurer, or by any one of those officers together with any CREF officer with the title senior vice president or vice president.

                  7.       FEES AND EXPENSES

                  You will be compensated  for the services  rendered under this
Agreement  and  reimbursed  for  out-of-pocket   expenses  through  arrangements
negotiated between us from time to time.

                  8.       EXEMPTION FROM INCOME TAX

                  CREF is exempt from the payment of United States income tax. Upon receipt of documentation evidencing CREF's tax exempt status, you are hereby authorized and empowered, as CREF's agent, in its name, to sign any certificate of ownership or other certificate which is or may be required by any regulations of the Internal Revenue Service or other authority of the United States.

                  To enable you properly to execute such certificate, we hereby certify that CREF is a corporation duly organized and existing under the laws of the State of New York, having its principal place of business in the City of New York. CREF's Employer Identification No. is 136022042.

                  Should there by any change in the information furnished you herein, we will inform you promptly. If at any time CREF's status should be such as to require the withholding of any income tax from payments received by you, you are hereby authorized and empowered to make whatever deductions are then required by applicable laws or regulations and are requested to notify CREF accordingly.

                  9.       AMENDMENTS

                  No amendments to this Agreement or change in any of the instructions set forth herein shall be effective unless made in writing and signed by either the chairman or president and by any executive vice president or the treasurer. No such amendment or change in instructions shall be effective until actual receipt thereof by you as provided in Section 10 herein.

                  10.      NOTICES

                  Official receipts and advices of all types relating to the securities, Funds or other property held by you hereunder will be prepared by you, in duplicate, and forwarded to the particular divisions of CREF indicated in a separate listing which the treasurer will furnish you from time to time.

                  Written notices hereunder shall be hand-delivered or mailed first class, addressed (a) if to you, at your address set forth at the beginning of this Agreement or (b) if to CREF at 730 Third Avenue, New York, New York 10017, Attention: Treasurer. Written notice of (1) termination of this Agreement, (2) termination of your participation in DTC or any other depository,
(3) changes in your designation of any of your agents, branches or other entities having custody of any of CREF's property under this Agreement, or (4) changes in your insurance coverage, shall be sent by certified mail; provided, however, that any such notice pursuant hereto shall not constitute approval by CREF of any such termination, change or designation nor shall such notice relieve you of your responsibilities hereunder.

                  Any notice so addressed, hand delivered and mailed shall be deemed to be given on whichever of the following dates shall first occur: (i) the date of actual receipt thereof, (ii) the fifth day next following the date mailed, or (iii) if the substance thereof is communicated by hand delivery or certified mail, the date so delivered or mailed.

                  11.      TERMINATION

                  Either party may terminate this Agreement by giving the other party sixty (60) days written notice of termination, provided, however, that you shall not terminate this Agreement without your prior delivery to us of all Funds, securities and other property of CREF held by you on our behalf pursuant to this

Agreement.

                  12.      EFFECT OF HEADINGS

                  The Section headings herein are for convenience only and shall not affect the construction hereof.

                  13.      GOVERNING LAW

                  This   Agreement   shall  be  governed  by  and  construed  in
accordance with the law of the State of New York.

                  This Agreement shall become effective upon receipt by CREF of a copy of this letter signed by you indicating your acceptance thereof.

                                            Very truly yours,

                                            COLLEGE RETIREMENT EQUITIES FUND



                                            BY:________________________________
                                                  Richard J. Adamski
                                                  Treasurer


                                            BY:________________________________
                                                  James G. MacDonald
                                                  President


Accepted and Agreed:

THE CHASE MANHATTAN BANK, N.A.



BY:___________________________________

                                    EXHIBIT A
                               CUSTODIAN AFFIDAVIT

STATE OF        )
                )SS.:
COUNTY OF       )

_______________________________________, being  duly  sworn  deposes  and says that he is _________________________________ of The Chase Manhattan  Bank, N.A.,
a banking corporation organized under and pursuant to the laws of the _________________________________________________ with principal place of business at ________________________________________________________,
, (hereinafter called the "Bank");

                  That his duties involve supervision of activities of the Bank as custodian and records relating thereto;

                  That the Bank is custodian for certain securities of College Retirement Equities Fund having a place of business at 730 Third Avenue, New York, NY 10017 (hereinafter called the "Company") pursuant to the Amended and Restated Custodial Services Agreement dated as of October 19, 1981 (hereinafter the "Agreement") between the Bank and the Company;

                  That the schedule attached hereto is a true and complete statement of securities which were in the custody of the Bank for the account of the Company as of the close of business on _______________________; that unless otherwise indicated on the schedule, the next maturing and all subsequent coupons were then either attached to coupon bonds or in the process of collection; and that, unless otherwise shown on the schedule, all such securities were in bearer form or in registered form in the name of the Company or its nominee, or a nominee of the Bank or its agent's nominee, or were in the process of being registered in such form;

                  That the Bank as custodian has the responsibility for the safekeeping of such securities as that responsibility is specifically set forth in the Agreement between the Bank as custodian and the Company; and

                  That, to the best of his knowledge and belief, unless otherwise shown on the schedule, said securities were the property of said Company and were free of all liens, claims, or encumbrances whatsoever.


Subscribed and sworn to
before me this      day
of                       _______________________________________ (L.S.)

                    AMENDMENT TO CUSTODIAL SERVICES AGREEMENT
                             DATED OCTOBER 19, 1981
                               AS AMENDED, BETWEEN
                        COLLEGE RETIREMENT EQUITIES FUND
                                        &
                         THE CHASE MANHATTAN BANK, N.A.


         AMENDMENT dated February 14, 1992, to the Amended & Restated Custodial Services Agreement, dated October 19, 1981, as amended (the "Custodial Services Agreement"), between COLLEGE RETIREMENT EQUITIES FUND ("CREF") and THE CHASE MANHATTAN BANK, N.A. ("Chase").

         WHEREAS, CREF and Chase have entered into the Custodial Services Agreement which sets forth the terms and conditions under which Chase holds securities or other property of CREF;

         WHEREAS, CREF is establishing a new account (the "Global Equities Account") and desires to arrange for the custody of certain of the assets of the Global Equities Account with Chase, and Chase desires to hold such assets for CREF;

         NOW, THEREFORE, CREF and Chase hereby agree that all custodial accounts opened with Chase by CREF on behalf of the Global Equities Account shall be subject to, and governed in all rsepects by, the Custodial Services Agreement.

         IN WITNESS WHEREOF, the parties hereto have set their hand as of the date first mentioned above.


COLLEGE RETIREMENT EQUITIES FUND    THE CHASE MANHATTAN BANK, N.A.



By:__________________________________  By:__________________________________
              John H. Biggs                 Name: Michelle David
                President                   Title: Vice President


By:__________________________________
          Richard J. Adamski
    Vice President and Treasurer

                    AMENDMENT TO CUSTODIAL SERVICES AGREEMENT
                             DATED OCTOBER 19, 1981
                               AS AMENDED, BETWEEN
                        COLLEGE RETIREMENT EQUITIES FUND
                                        &
                         THE CHASE MANHATTAN BANK, N.A.


         AMENDMENT dated March 15, 1994, to the Amended & Restated Custodial Services Agreement, dated October 19, 1981, as amended (the "Custodial Services Agreement"), between COLLEGE RETIREMENT EQUITIES FUND ("CREF") and THE CHASE MANHATTAN BANK, N.A. ("Chase").

         WHEREAS, CREF and Chase have entered into the Custodial Services Agreement which sets forth the terms and conditions under which Chase holds securities or other property of CREF;

         WHEREAS, CREF is establishing a new account (the "Growth Account") and desires to arrange for the custody of certain of the assets of the Growth Account with Chase, and Chase desires to hold such assets for CREF;

         NOW, THEREFORE, CREF and Chase hereby agree that all custodial accounts opened with Chase by CREF on behalf of the Growth Account shall be subject to, and governed in all respects by, the Custodial Services Agreement.

         IN WITNESS WHEREOF, the parties hereto set their hand as of the date first mentioned above.

COLLEGE RETIREMENT EQUITIES FUND    THE CHASE MANHATTAN BANK, N.A.


By:__________________________________  By:__________________________________
              John H. Biggs                 Name: Michelle David
                Chairman                    Title: Vice President


By:__________________________________
          Richard J. Adamski
    Vice President and Treasurer

                                                    October 19, 1981

The Chase Manhattan Bank, N.A.
1211 Avenue of the Americas
New York, N.Y.  10036

                                      Re:      College Retirement Equities Fund
                                               Amended and Restated Custodial
                                               SERVICES AGREEMENT
                                               --------------------------------

Dear Sirs:

                  We refer to the Amended and Restated Custodial Services Agreement dated as of October 19, 1981 (the "Agreement") between The Chase Manhattan Bank, N.A. ("Chase") and College Retirement Equities Fund ("CREF").
                  The parties hereby agree that if in connection with a sale of securities, Chase is liable for and must indemnify CREF for loss or damage under
Section 1 of the Agreement, Chase shall credit CREF with the cash proceeds as if the sale and delivery of such securities were completed as scheduled pursuant to authorized instructions. Chase shall not, however, be liable for any profits (real or potential) that would have been the result of an investment by CREF with the cash proceeds of the sale of such securities in another securities investment.

                                       Very truly  yours,

                                       COLLEGE RETIREMENT EQUITIES FUND


                                       By:_____________________________________
                                            Richard J. Adamski
                                            Treasurer


                                       By:_____________________________________
                                            James G. MacDonald
                                            President

Accepted and Agreed:

THE CHASE MANHATTAN BANK, N.A.


By:____________________________________